UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2009

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2009, CTI Group (Holdings) Inc.’s wholly owned subsidiary, CTI Billing Solutions Limited (collectively referred to as "the Company"), as lessee, and British Waterways Board, as lessor, executed a three year lease agreement, pursuant to which the Company renewed and extended its lease of office space in Blackburn, UK. The lease is at a per annum rate of ₤74,850(approximately $110,000), ₤75,850(approximatley $111,000) and ₤76,850(approximately $113,000) for 2009, 2010 and 2011, respectively; however, no rent is to be charged for the first 6 months of 2009. The average annual rate for the full term equates to approximately $93,000. The Company believes the leased office space of 9,360 sq ft is adequate for the Company’s operating needs. The lease term commenced retroactively on January 1, 2009 and terminates on December 31, 2011. The Company can terminate the lease effective December 31, 2009 or 2010 with three months advance written notice. All dollar amounts assume a conversion rate of $1.47 to one British pound. Actual amounts at time of payment may differ.

The lease agreement also includes various representations and covenants which are customary for transactions of this nature.

The brief summary of the material terms of the lease agreement as set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the lease agreement attached hereto as Exhibit 10.1.

The Company leases its office facilities and certain equipment under long-term operating leases, which expire at various dates. Aggregate minimum aggregate annual rentals for the future five-year periods and thereafter, subject to certain escalation clauses, through long-term operating leases are as follows:

Year ending December 31:

2009 $ 381,664
2010 $ 443,166
2011 $ 453,657
2012 $ 347,598
2013 $ 355,563
Thereafter $ 48,457

Total $ 2,030,105

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 "Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Office Lease dated April 24, 2009, between CTI Billing Solutions Limited and British Waterways Board.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements. CTI Group (Holdings) Inc. (the “Company”) includes this cautionary statement regarding forward-looking statements for the express purpose of using protections of the safe-harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of book value, revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (ii) statements of plans and objectives of the Company or its management or Board of Directors; (iii) statements of future economic performance; (iv) statements of assumptions underlying other statements and statements about the Company and its business relating to the future; and (v) any statements using the words “estimate”, “anticipate”, “expect”, “may”, “project”, “intend”, “believe”, or variations thereon or similar expressions.

The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Factors that could affect the Company’s assumptions and predictions include, but are not limited to, the risks that the Company will be unable to (i) obtain settlements in connection with its patent enforcement activities; (ii) attract and retain customers to purchase its products; and (iii) commercialize and market its products; the risks related to (i) results of the Company’s research and development; (ii) technological advances by third parties; (iii) the Company’s loss of major customers; (iv) competition; (v) future capital needs of the Company; (vi) history of operating losses; and (vii) dependence upon general economic and business conditions. You should not place any undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update forward-looking statements contained in this Current Report on Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

April 24, 2009	By:	/s/ John Birbeck

Name: John Birbeck
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Office Lease dated April 24, 2009, between CTI Billing Solutions Limited and British Waterways Board.